Mark C. Rifkin (MR 0904)
WOLF HALDENSTEIN ADLER FREEMAN & HERZ LLP
Attorneys for Defendant
270 Madison Avenue
New York, New York 10016
(212) 545-4653

UNITED STATES DISTRICT COURT
SOUTHERN DISTRICT OF NEW YORK

EDCI HOLDINGS, INC., ENTERTAINMENT DISTRIBUTION COMPANY, LLC, and ENTERTAINMENT DISTRIBUTION COMPANY (USA) LLC, Plaintiffs, -against- MICHAEL W. KLINGER, Defendant.	Case No. 09 Civ. 3880 (BSJ)

NOTICE OF MOTION TO DISMISS FOR LACK OF PERSONAL JURISDICTION, AND/OR IMPROPER VENUE, OR, IN THE ALTERNATIVE, MOTION TO TRANSFER VENUE

PLEASE TAKE NOTICE that, upon the affidavit of Michael W. Klinger, sworn to May 8, 2009, and the exhibits annexed thereto, the undersigned attorneys for defendant will move before the Hon. Barbara S. Jones at the United States Courthouse, 500 Pearl Street, New York, Courtroom 18B, on June 8, 2009, at 10:00 am, or as soon thereafter as counsel can be heard, for an order:

1. dismissing this action under Rule 12(b)(2) and/or 12(b)(3) of the Federal Rules of Civil Procedure;

2. in the alternative, transferring venue to the United States District Court for the Southern District of Indiana pursuant to 28 U.S.C. § 1406 and/or § 1404; and

3. granting defendant such other and further relief as shall be just and proper.

Dated: New York, New York
May 11, 2009

WOLF HALDENSTEIN ADLER FREEMAN & HERZ LLP

By: /s/ Mark C. Rifkin
Mark C. Rifkin (MR 0904)
A Member of the Firm
270 Madison Avenue
New York, NY 10016
(212) 545-4600

Kathleen A. DeLaney
DeLaney & DeLaney LLC
3646 N. Washington Blvd.
Indianapolis, IN 46205
317.920.0400
Admitted *Pro Hac Vice*

Attorneys for Defendant

TO: EPSTEIN BECKER & GREEN, P.C.
Attorneys for Plaintiffs
250 Park Avenue
New York, NY 10177
(212) 351 4500

Mark C. Rifkin (MR 0904)
WOLF HALDENSTEIN ADLER FREEMAN & HERZ LLP
Attorneys for Defendant
270 Madison Avenue
New York, New York 10016
(212) 545-4653

UNITED STATES DISTRICT COURT
SOUTHERN DISTRICT OF NEW YORK

EDCI HOLDINGS, INC., ENTERTAINMENT DISTRIBUTION COMPANY, LLC, and ENTERTAINMENT DISTRIBUTION COMPANY (USA) LLC, Plaintiffs, -against- MICHAEL W. KLINGER, Defendant.	Case No. 09 Civ. 3880 (BSJ)

MEMORANDUM OF LAW IN SUPPORT OF MICHAEL W. KLINGER'S MOTION TO DISMISS FOR LACK OF PERSONAL JURISDICTION, AND/OR IMPROPER VENUE, OR, IN THE ALTERNATIVE, MOTION TO TRANSFER VENUE

TABLE OF CONTENTS

TABLE OF AUTHORITIES

CASES Page(s)

STATUTES

PRELIMINARY STATEMENT

This Memorandum of Law is submitted on behalf of Defendant Michael W. Klinger ("Klinger") in support of his Motion to Dismiss this action for lack of personal jurisdiction, pursuant to Rule 12(b)(2) of the Federal Rules of Civil Procedure, and for improper venue, pursuant to 28 U.S.C. §§ 1391 and 1406, and Rule 12(b)(3) of the Federal Rules of Civil Procedure, or, in the alternative, to transfer this action to the United States District Court for the Southern District of Indiana, pursuant to 28 U.S.C. § 1404(a).

Plaintiffs, EDCI Holdings, Inc., Entertainment Distribution Company, LLC, and Entertainment Distribution Company (USA), LLC (collectively referred to as "EDC" or the "EDC entities") filed this Complaint against Klinger, their former Chief Financial Officer, on April 17, 2009. Klinger lives in Cicero, Indiana, which is in the vicinity of Indianapolis, in the Southern District of Indiana. Klinger worked for EDC and its predecessor companies for approximately twenty years in the Southern District of Indiana. Although EDC's headquarters is in New York, it maintains offices all over the United States and Europe.

EDC makes two claims against Klinger. The first is for a declaratory judgment that EDC was entitled to terminate Klinger's employment in Fishers, Indiana for "Cause" under the terms of his written employment contract. The second is for breach of fiduciary duty under ERISA for Klinger's actions relating to the execution of a Severance Pay Policy.

Klinger worked for EDC in Indiana. Klinger's employment contract was negotiated, drafted, and signed in Indiana. As part of the negotiation of this contract and a prior retention letter with EDCI, EDCI removed a New York choice of venue provision from an earlier draft. In other words, the parties to the contract under which EDC filed suit

specifically declined to agree on New York venue for disputes just like this one. Klinger negotiated and signed his Employment Agreement in Indiana.

Contrary to EDC's argument, the Severance Pay Policy is not an ERISA plan. Even if a Court determines that the Severance Pay Policy is governed by ERISA, the EDC Entities, one of whom is the administrator of the Policy, are not proper parties to pursue alleged breach of fiduciary duty claims under ERISA. In addition, Klinger, who was not the named fiduciary under the Policy, owed no duty and/or breached no duty to the Policy. Therefore, no action for breach of fiduciary duty exists here. Klinger's alleged actions relating to the creation, application, and execution of a Severance Pay Policy took place in Indiana, not New York.

Plaintiffs allege that Klinger is subject to personal jurisdiction in New York, and that venue is proper in New York, because the Complaint involves an ERISA Plan that is administered in New York and the alleged breach took place in New York. However, the applicability of ERISA to the Severance Pay Policy is questionable at best. Even assuming, for purposes of this Motion only, that it the Policy is governed by ERISA law, it was, under Plaintiffs' own version of events, administered and allegedly breached in Indiana, not New York.

Plaintiffs make no allegations to support any exercise of jurisdiction by this Court under New York's "long arm" statute. Klinger's contacts with the State of New York are very limited. Klinger did not transact any business within the state of New York outside of his occasional work for EDC impacting New York. Even though EDC is headquartered in New York, Klinger's office was in Indiana, and he executed his duties and responsibilities from his Indiana office. EDC paid Klinger in Indiana. The EDC officers and employees

communicate frequently by telephone and e-mail, but Klinger did not communicate with persons located in New York any more than he communicated with persons located all over the United States (or, for that matter, Germany and the United Kingdom). Furthermore, none of the acts which EDC alleges to be tortious occurred within New York. EDC does not allege that Klinger committed a tortious act outside of New York which caused injury in New York, or that he owns, uses or possesses any real property in New York. Therefore, there is no basis for the exercise of New York jurisdiction over Klinger in this action. *See* New York Civil Law and Practice Rules §§ 301, 302.

Even if personal jurisdiction existed in New York, which it does not, venue is improper in New York. Klinger does not reside in New York, and very little part – certainly not a substantial part – of the events that give rise to Plaintiffs' claims occurred in this district. Nor is there any other reason for placing venue in this district. The Severance Pay Policy was not administered and/or breached in New York, if it was breached at all. Therefore, venue is not proper under either 28 U.S.C. § 1391 or 29 U.S.C. § 1132(e)(2).

Klinger recognizes that this Court may transfer venue to a district where this action may have properly been brought. This action could have been brought in the United States District Court for the Southern District of Indiana, and Klinger would consent to a transfer to that district. The balance of convenience and fairness strongly favors a transfer to that district. Klinger has filed a lawsuit against Plaintiffs in the Southern District of Indiana, as well as a Charge of Discrimination with the Equal Employment Opportunity Commission in its Indianapolis office. Klinger's complaint includes claims which are unique to Indiana law, including claims under the Indiana Wage Payment Statute and the Indiana Wage Claim statute. Many of the key witnesses, data, and documents are located in the Southern District

of Indiana. Most of the relevant events took place in Indiana. There are numerous witnesses, both party and non-party, who would be inconvenienced by the continuation of this case in New York. Moreover, many of the non-party witnesses cannot be subpoenaed to trial in this district but can be subpoenaed to trial in the Southern District of Indiana.

The facts are set forth in the accompanying affidavit of Michael Klinger and will not be separately stated here.

ARGUMENT

I. THIS COURT LACKS PERSONAL JURISDICTION OVER KLINGER.

"On a Rule 12(b)(2) motion to dismiss for lack of personal jurisdiction, the plaintiff bears the burden of showing that the court has jurisdiction over the defendant." *Metropolitan Life Ins. Co. v. Robertson-Ceco Corp.*, 84 F.3d 560, 566 (2d Cir. 1996). "[P]rior to discovery, a plaintiff challenged by a jurisdiction testing motion may defeat the motion by pleading in good faith…legally sufficient allegations of jurisdiction . . . ." *Jazini v. Nissan Motor Co.*, 148 F.3d 181, 184 (2d Cir. 1998) (citations and internal quotation omitted). "However, legal conclusions done up as factual allegations are not facts and cannot substitute as facts." *Cornell v. Assicurazioni Generali S.P.A., Consolidated*, 2000 U.S. Dist. LEXIS 2922, *6 (S.D.N.Y. Mar. 15, 2000). "[C]onclusory non-fact-specific jurisdictional allegations…are insufficient to establish even a prima facie showing of personal jurisdiction…." *Id.* (citation and internal quotation marks omitted); *see also Jiao v. First Int'l Travel, Inc.*, 2004 U.S. Dist. LEXIS 14920, *6 (S.D.N.Y. Aug. 4, 2004).

Plaintiffs allege that "[t]his Court has personal jurisdiction over the Defendant, and venue is proper in this District, because the Plan is administered in this District and the breach took place in this District, and because 29 U.S.C. § 1132(e)(2) authorizes the

bringing of an action of this type in the District where the Plan is administered or where the breach took place, with authority for nationwide service of process to secure the attendance of Defendant in such a District." Compl., ¶ 3.[1] This is the sum total of Plaintiffs' jurisdictional allegations.

Plaintiffs' allegations relating to personal jurisdiction and venue are tied solely to the existence of an ERISA plan. Under ERISA law, a plaintiff may serve the defendant with process in any district where the defendant resides or may be found. 29 U.S.C. § 1132(e)(2). However, ERISA law does not govern the Severance Pay Policy. The Severance Pay Policy was not signed. Compl., Ex. 2 to Docket No. 1, p. 5. The Policy does not state that it is governed by or subject to ERISA. The Policy does not provide for any ongoing administration. The Policy is funded solely by the general assets of EDC. Compl., Ex. 2 to Docket No. 1, ¶ 8.0. The Policy is merely a payroll practice "guideline." *See* Compl., Ex. 2 to Docket No. 1, ¶ 5.1. "There is no right, entitlement or vesting to any benefits under the Policy. The granting of severance benefits under the Policy is in the sole discretion of EDC." Compl., Ex. 2 to Docket No. 1, ¶ 9.1.

No Summary Plan Description was prepared or disseminated. Klinger Aff., ¶ 9. There are no plan participants unless and until EDC grants benefits to an eligible employee. Compl., Ex. 2 to Docket No. 1, ¶ 3.2 ("An Eligible Employee shall become a Participant only after being granted severance pay benefits by EDC. No Eligible Employee shall become eligible to receive a benefit of any type under the Policy until after becoming such a Participant."). The Policy is totally discretionary, reserving the right of EDC to grant or deny severance benefits on a case by case basis. Compl., Ex. 2 to Docket No. 1, ¶¶ 1.1, 4.1, 5.1, 6.1, 9.1. Payments under the policy are "normally payable on a periodic basis (normal

[1] References in this form are to Plaintiffs' Complaint, Docket No. 1, dated April 17, 2009.

payroll period)." Compl., Ex. 2 to Docket No. 1, ¶ 5.2. The Policy conditions the payment of severance benefits upon the employee's "signing any release offered by EDC." Compl., Ex. 2 to Docket No. 1, ¶ 5.1. Personal jurisdiction over Klinger cannot be asserted in this District solely because Plaintiffs allege that ERISA law governs the Severance Pay Policy.[2]

II. THIS ACTION SHOULD BE DISMISSED FOR IMPROPER VENUE.

A. Venue under § 28 U.S.C. 1391(b).

Venue is also improper in this District. 28 U.S.C. § 1391(b) provides:

> A civil action wherein jurisdiction is not founded solely on diversity of citizenship may, except as otherwise provided by law, be brought only in (1) a judicial district where any defendant resides, if all defendants reside in the same State, (2) a judicial district in which a substantial part of the events or omissions giving rise to the claim occurred, or a substantial part of property that is the subject of the action is situated, or (3) a judicial district in which any defendant may be found, if there is no district in which the action may otherwise be brought.

28 U.S.C. § 1391(b). Klinger's residence is not in dispute. He is a citizen and resident of Indiana, not New York. Klinger Aff., ¶ 6. The relationship between the parties was employer-employee and the place of employment was Indiana. Klinger Aff., ¶ 6. Klinger may not be "found" in New York. Therefore, the only possible basis for venue to be proper in the Southern District of New York, would be if a substantial part of the events or omissions giving rise to the claim occurred in the Southern District of New York.

Plaintiffs have not shown, and cannot show, that a substantial part of the events or omissions giving rise to the claim occurred in the Southern District of New York. On the contrary, nearly all of the events relating to the ERISA claim took place in Indiana, including all of the allegations against Klinger.

[2] Plaintiffs' Complaint makes no claim that personal jurisdiction would be proper under New York's long arm jurisdiction statute. Klinger's contacts with the State of New York were limited to his role as an Indiana based employee and executive of EDC. He has not transacted any business in New York on his own, he has not committed any tortious acts in New York or caused harm in New York, and he does not own, use, or possess any real property in New York. Klinger Aff., ¶¶ 16-19; see also *NY CLS CPLR* §§ 301, 302.

First, the Severance Pay Policy itself was the product of collaboration and drafting by Klinger and Michael Boldt, an attorney at the Indianapolis law firm of Ice Miller, LLP. Klinger Aff., ¶ 9. Both Klinger and Boldt worked in Indiana and communicated with each other in Indiana. *Id.* The drafting of the policy took place in Indiana, either at the EDC Fishers Distribution Center or Ice Miller's Indianapolis law offices. *Id.*

Second, the decision to implement a new Policy evolved through a series of communications between Klinger, Tom Costabile (then-EDCI President), and Richard Friedman. Klinger Aff., ¶ 10. Friedman worked from Georgia. Klinger Aff., ¶ 10. Costabile and Klinger met in person in Indiana to work out payments for individuals. Klinger Aff., ¶ 11. Once the decision was made to lay off employees at EDC's facility at Kings Mountain, North Carolina, Klinger began calculating the severance payments that each employee would receive under the Policy. Klinger Aff., ¶ 11. When advised by Costabile that certain employees would receive retention bonus payments (so-called "double" severance payments) in addition to severance payments, Friedman drafted letters for the employees and submitted them to Klinger for his signature. Klinger Aff., ¶¶ 12-13. Klinger signed the letters in Indiana, and sent them back to Friedman in North Carolina. Klinger Aff., ¶ 14. Friedman and EDC Chairman Clarke Bailey then hand-delivered the letters to the affected employees in North Carolina. Klinger Aff., ¶ 15.

The acts and events associated with the adoption and implementation of the Policy took place either in Indiana (in Klinger's office), or in North Carolina. Communications initiated by Klinger by telephone and e-mail originated in Indiana. Klinger Aff., ¶ 10. Klinger's communications with Costabile, Friedman, and other officers, directors, and employees consisted of telephone and e-mail contact. Klinger Aff., ¶ 10. The recipients and

participants in these communications were located all over the United States. Klinger Aff., ¶ 10.

Similarly, a substantial part of the events giving rise to Plaintiffs' declaratory judgment claim occurred in Indiana. Klinger and EDC negotiated the terms of his Employment Agreement in Indiana. As part of the negotiation of this contract and a prior retention letter with EDCI, EDCI removed a New York choice of venue provision from an earlier draft. Klinger Aff., ¶ 26. Klinger signed and initialed each page of the Employment Agreement with EDC in Indiana on October 3, 2009, to confirm his promotion to CFO, and to provide for substantial severance payments in defined circumstances. Klinger Aff., ¶ 27. Klinger negotiated and signed the Employment Agreement in Indiana. Klinger Aff., ¶ 26.

Plaintiffs seek a declaratory judgment that they properly terminated Klinger's employment for "Cause" as defined in the Employment Agreement. EDC has accused Klinger of violations of his responsibilities as an executive of EDC. Compl. ¶¶ 14-16. Klinger worked in Indiana. Klinger's subordinate employees, including Kyle Blue and Mike Nixon, worked for him in Indiana. Klinger Aff., ¶ 24. The business records, personnel records, and pertinent documents and work product bearing on Klinger's job performance are in Indiana. Klinger Aff., ¶ 7.

No substantial part of the relevant events regarding either of Plaintiffs' claims for relief occurred in this District. Venue is improper under 28 U.S.C. § 1391, and Klinger's 12(b)(3) motion to dismiss should be granted.

B. Venue under 29 U.S.C. § 1132(e)(2).

Plaintiffs rely upon ERISA's venue provision in their attempt to establish venue in New York. Compl., ¶ 3. Klinger disputes the applicability of this provision because ERISA

law does not apply. However, even assuming *arguendo* that the ERISA venue provision is applicable, Plaintiffs' allegations do not satisfy venue requirements under this statute.

Under ERISA law, a plaintiff may bring an action in the district where the plan is administered or where the plan is breached. 29 U.S.C. § 1132(e)(2). Plaintiffs specifically allege that the following acts constitute a breach of fiduciary duty under ERISA law: (1) that Klinger "exercised discretion" under the Policy; (2) that Klinger "joined with and participated in a breach of fiduciary duty…to bind EDC USA to the payment of additional severance for certain employees…"; and (3) that Klinger "signed and requested delivery of letters that bound EDC USA to the payment of…severance…." Compl., ¶¶ 23, 25-26. Klinger's actions relating to the Severance Pay Policy all took place in Indiana. Therefore, under Plaintiffs' own allegations, the administration and breach took place in Indiana, not New York, and venue is improper under 29 U.S.C. § 1132(e)(2).[3]

1. The Policy was "administered," if at all, in Indiana.

"Under a plain reading of the statute, a plan is 'administered' in the District where it is 'managed' or directed." *Ret. Plan of the Unite Here Nat'l Ret. Fund v. Village Resorts, Inc.*, 2009 U.S. Dist. LEXIS 7691, *7 (S.D.N.Y. Feb. 4, 2009) (citing *Sprinzen v. Supreme Court of New Jersey*, 478 F. Supp. 722, 723-24 (S.D.N.Y. 1979)). The Severance Pay Policy does not specify where any managerial decisions relating the Policy are to be made. If Plaintiffs' allegations are to be believed, the Policy was managed and directed, at least in part, by Klinger at his office in Fishers, Indiana. Compl., ¶¶ 23-26. The Policy was first applied to employees who were working at EDC's facility in Kings Mountain, North

[3] Klinger disputes that he administered the Severance Pay Policy. He further disputes that his actions breached the Policy. Klinger will contest Plaintiffs on the merits of these allegations at the appropriate time and place. However, for purposes of Klinger's Motion to Dismiss/Motion to Transfer, he and the Court must assume that Plaintiffs' well pled allegations are true.

Carolina. Klinger Aff., ¶ 10. It was allegedly "managed and directed" through the work of Klinger, Friedman, and Costabile, which mostly took place in Indiana and North Carolina. Klinger Aff., ¶¶ 10-15. In fact, the amounts of severance were calculated from Klinger's office, on at least one occasion with Costabile present in person in Indiana. Klinger Aff., ¶ 11. By definition, Plaintiffs' cause of action against Klinger rests entirely on a finding that the Policy was "administered" in Indiana, not New York.

2. The Alleged Breach Occurred in Indiana.

Plaintiffs' bare allegation that Klinger's breach of the Severance Pay Policy occurred in this District is similarly unavailing. All of Klinger's actions took place in Indiana. His telephone and e-mail communications with Costabile, Friedman, and others took place all over the United States. Klinger Aff., ¶ 10. If this conduct amounts to a breach of fiduciary duty, then the "breach" occurred in Indiana. By contrast, if a breach of fiduciary duty occurred in New York, then the EDC entities have sued the wrong person. As above, Plaintiffs plead themselves out of their own allegations relating to venue. It cannot be true both that Klinger breached a fiduciary duty to EDC and that the breach occurred in New York. Either Klinger breached his duty in Indiana, or he did not breach it at all.

Klinger's alleged breach also did not cause injury in New York. "New York courts have uniformly held that the situs of a non-physical commercial injury is where the critical events associated with the dispute took place." *Jaison, Inc. v. Sullivan*, 1997 U.S. Dist. LEXIS 2031, *13 (S.D.N.Y. Feb. 27, 1997) (citing *United Bank of Kuwait, PLC v. James M. Bridges, Ltd.*, 766 F. Supp. 113, 116 (S.D.N.Y. 1991)). As shown above, the critical events took place in Indiana, under Plaintiffs' allegations. Nevertheless, the economic effects of any severance overpayments will be felt in Indiana, not New York. Plaintiffs

asserted that the severance payments will be made from EDC's "general assets." Compl., ¶ 37. Most of the accounting and administrative functions of the EDC entities are located in the Fishers Distribution Center. Klinger Aff., ¶ 7. Payroll is processed through the Fishers Distribution Center. *Id.* If and when the employees receive their severance payments, it will come in the form of checks cut from the Fishers Distribution Center. *Id.* If any overpayments are made by EDC, they will be made to employees in North Carolina and the claimed harm will be suffered in Indiana.

C. Conclusion.

Venue is improper in this District under 28 U.S.C. § 1391. Klinger resides in the Southern District of Indiana and a substantial part of the events giving rise to Plaintiffs' claims occurred in the Southern District of Indiana. Klinger's acts Plaintiffs complain about occurred in Indiana, not New York. The proper venue is the Southern District of Indiana, where Klinger was employed and served as the company's CFO.

"The appropriate remedy where an action is filed in an incorrect venue is dismissal of the action, unless the interests of justice require a transfer." *3H Enters., Inc. v. Dwyre*, 182 F. Supp. 2d 249, 259 (N.D.N.Y. 2001); *see also* 28 U.S.C. § 1406. The interests of justice do not require a transfer here because all of the events underlying this dispute have taken place within the last eight months, so that dismissal would not raise any statute of limitations concerns. Furthermore, Klinger has filed a lawsuit against Plaintiffs in the Southern District of Indiana. Klinger Aff., ¶ 22. Plaintiffs have not yet answered Klinger's Complaint, and they would have ample opportunity to re-plead their claims for a declaratory judgment and breach of fiduciary duty as counterclaims in Klinger's pending lawsuit in the

Southern District of Indiana. Fed. R. Civ. Pro. 13. Accordingly, this action should be dismissed.

III. ALTERNATIVELY, THIS ACTION SHOULD BE TRANSFERRED TO THE SOUTHERN DISTRICT OF INDIANA.

"In order to obtain a transfer of venue [under 28 U.S.C. § 1404(a)], the moving party bears the burden of establishing (1) that the action is one that might have been brought in the district to which the movant seeks to have it transferred, and (2) that transfer is appropriate based on the convenience of the parties, the convenience of the witnesses and the interests of justice." *Posven, C.A. v. Liberty Mutual Ins. Co.*, 303 F. Supp. 2d 391, 400-01 (S.D.N.Y. 2004). "In determining whether to transfer venue under section 1404(a), courts employ an individualized, case-by-case consideration of convenience and fairness." *Id.* at 401 (quoting *Reliance Ins. Co. v. Six Star, Inc.*, 155 F. Supp. 2d 49, 56 (S.D.N.Y. 2001)). As set forth below, Klinger plainly satisfies the standard for a transfer.

A. This Action Might Have Been Brought in the Southern District of Indiana.

"For purposes of section 1404(a), an action might have been brought in another forum if, at the time the action was originally filed, the transferee court would have had subject matter jurisdiction and personal jurisdiction over the defendants, and if venue would have been proper in the transferee court." *Id.*

This action clearly "might have been brought" in the Southern District of Indiana, where the Policy was drafted and where Klinger worked for EDC, resides, and would be subject to personal jurisdiction. Indiana Venue would also be proper under either 28 U.S.C. § 1391 or 29 U.S.C. § 1132(e)(2) because Klinger resides in the Southern District of Indiana, a substantial part of the events giving rise to the claims occurred there, and the

alleged administration and/or breach of the Severance Pay Policy occurred there. The Southern District of Indiana would have subject matter jurisdiction for the same reasons as the Southern District of New York. Compl., ¶ 2. Therefore, Plaintiffs' complaint might have been brought in the Southern District of Indiana at the time it was filed.

B. Transfer is Appropriate Based on the Balance of Convenience and Interests of Justice.

> In balancing the convenience and fairness of a proposed transfer, courts in this Circuit are guided by the following factors: (1) the convenience of witnesses; (2) the location of relevant documents and the relative ease of access to sources of proof; (3) the convenience of the parties; (4) the locus of the operative facts; (5) the availability of process to compel attendance of unwilling witnesses; (6) the relative means of the parties; (7) a forum's familiarity with the governing law; (8) the weight accorded to plaintiff's choice of forum; and (9) trial efficiency and the interests of justice, based upon the totality of the circumstances.

Posven, 303 F. Supp. 2d at 404. Here, applying these factors strongly favors transfer.[4]

1. Most Witnesses Are in Indiana.

"The convenience of both party and nonparty witnesses is probably considered the single most important factor in the analysis of whether a transfer should be granted." *Aerotel, Ltd. v. Sprint Corp.*, 100 F. Supp. 2d 189, 197 (S.D.N.Y. 2000) (citation omitted). "Courts consider the convenience of witnesses both to minimize the burden they must face, and to secure live testimony at trial." *In re Eastern District Repetitive Stress Injury Litig.*, 850 F. Supp. 188, 194 (E.D.N.Y. 1994).

Most of the events at issue in this case occurred in the Southern District of Indiana. Therefore, the vast majority of party and non-party witnesses would find it more convenient to testify in Indiana rather than in New York. It would also be much easier and much less

[4] In analyzing these factors, it is important to consider the possibility that the two competing complaints between EDC and Klinger may eventually be consolidated. Given that this would be the most efficient result (see analysis under Section III(B)(9), *infra*), Klinger's analysis of these factors takes into account his claims as well as EDC's.

costly to secure the live testimony of numerous witnesses at a trial held in Indiana. There are approximately fifty-eight witnesses, including thirteen party witnesses, located in Indiana. Klinger Aff., ¶ 22. By contrast, there are only ten witnesses located in New York. *Id.* Other witnesses in this matter are located all over the world, including Germany and the United Kingdom. *Id.*

2. Most Relevant Documents and Sources of Proof Are in Indiana.

Most of the important documents in this case are maintained at the Fishers, Indiana Distribution Center. Klinger Aff., ¶ 7. This includes accounting records, audits, board presentation materials, payroll reports, personnel records, and e-mail communications. *Id.* These documents would bear directly on EDC's obligations and potential damages relevant to its claims. Additionally, Klinger's Employment Agreement was signed by Klinger in Indiana. Klinger Aff., ¶ 23. Furthermore, many of the records relating to the drafting of the Severance Pay Policy are located at the law offices of Ice Miller, LLP in Indianapolis. Klinger Aff., ¶ 9.

3. The Convenience of the Parties Supports Indiana Venue.

Although Plaintiffs' convenience is typically afforded some weight, Plaintiffs in this case are part of a large multinational corporation operating offices in both New York and Indiana, in addition to other locations worldwide. As many as 13 party witnesses are located in Indiana, while fewer party witnesses are actually located in New York. Klinger Aff., ¶ 22. By contrast, Klinger is an individual and a former employee of Plaintiffs, who has lived and worked in Indiana. Klinger Aff., ¶¶ 3, 6. EDC terminated Klinger's employment and has withheld payment of severance pay, bonuses, expense reimbursement, vacation pay, and employer-provided fringe benefits. *See* Exhibit 1-A, Klinger Complaint,

¶¶ 21-27. After terminating Klinger's employment and wrongfully withholding these payments from him, EDC filed two Form 8-Ks with the Securities Exchange Commission which publicly defame him and will undoubtedly hamper his future employment prospects. *See* Ex. 1-A, Klinger Complaint, ¶¶ 28-33. As of the time of this filing, Klinger remains unemployed. Klinger Aff., ¶ 28. If this action is not transferred, Klinger will have to litigate with EDC in Indiana and in New York, requiring him to pay additional legal fees and expenses and to incur substantial expense in traveling to New York to participate in court proceedings there.

If, on the other hand, the case is transferred to the Southern District of Indiana, Plaintiffs would not be any more burdened than they already are, as to the numerous witnesses and relevant documents located in Indiana. Therefore, both sides' legal expenses would be greatly reduced if this action were transferred to Indiana.

4. The Locus of Operative Facts Is in Indiana.

"The locus of operative facts is traditionally an important factor to be considered in deciding where a case should be tried." *Rates Technology, Inc. v. Utt Corp.*, 1995 U.S. Dist. LEXIS 342, *15 (S.D.N.Y. Jan. 17, 1995). This factor favors transfer. The operative facts surround the closing of the EDC Kings Mountain facility in North Carolina and Klinger's related activities in Indiana. All of the work performed by Klinger was performed in Indiana, and Klinger's interstate communications were aimed toward North Carolina and other states besides New York. Klinger Aff., ¶¶ 10-15. Additionally, the planning and drafting of the Severance Pay Policy itself took place in Indiana, with the assistance of EDC's counsel at Ice Miller in Indianapolis. Klinger Aff., ¶ 9. There are very little, if any, acts or communications relating to these two events which took place in New York. Even

the meetings adopting these decisions took place telephonically, with officers and directors participating from all over the United States, not just New York. Klinger Aff., ¶ 5.

5. Important Non-party Witnesses Are in Indiana.

"The availability of process to compel the testimony of important witnesses is an important consideration in transfer motions." *Arrow Electronics, Inc. v. Ducommun, Inc.*, 724 F. Supp. 264, 266 (S.D.N.Y. 1989). Under Rule 45(b)(2) of the Federal Rules of Civil Procedure, a trial subpoena may be served within the district of the issuing court, within one hundred miles of the courthouse, and wherever a subpoena of a state court of general jurisdiction may be served. Applying these geographical limitations, this District would be able to subpoena, at most, eight nonparty witnesses. Klinger Aff., ¶ 22. On the other hand, the Southern District of Indiana would be able to subpoena as many as forty-four nonparty witnesses. *Id.* Because nonparty witnesses are not in the parties' control, this factor strongly favors transfer.

6. EDC's Financial Means Dwarfs Klinger's.

Courts consider the relative means of the parties "[w]here a disparity exists between the means of the parties…." *Rates Technology*, 1995 U.S. Dist. LEXIS 342 at *16. Such a disparity exists here, and this factor favors transfer. All Plaintiffs operate under the shell of EDCI Holdings, Inc., a publicly traded company. EDC has offices worldwide and employs over 500 people. Klinger Aff., ¶ 4. EDC has equity holdings in excess of $50 Million. Klinger Aff., ¶ 4. Klinger, on the other hand, is an individual and a presently unemployed former employee of EDCI. His financial resources simply cannot compare with EDC's.

7. Familiarity with Indiana Law Is Required.

Plaintiffs' claims in this action, combined with Klinger's claims against EDC which are pending in the Southern District of Indiana, present multiple types of claims under Federal law, state common law, and state statutes. Plaintiffs' ERISA claim is governed by Federal law, and both Districts are equally familiar with ERISA claims under 29 U.S.C. § 1132, so that claim is not determinative.

Plaintiffs' declaratory judgment claim asks this District to interpret the parties' rights under Klinger's Employment Agreement. The Employment Agreement has no choice of law or choice of venue provisions. In fact, any references to choice of law or venue being in New York were specifically removed at Klinger's request during the contract negotiating process. Klinger Aff., ¶ 24. Klinger was employed in Indiana and executed the employment based contract in Indiana. The Employment Agreement should be interpreted under Indiana law.

In the Indiana litigation, Klinger has brought forth claims under both the Indiana Wage Payment Statute and the Indiana Wage Claims Statute. Klinger Aff., ¶ 22; Ind. Code § 22-2-5-1 *et seq.*; Ind. Code § 22-2-9-1 *et seq.* These statutes permit employees or former employees to recover unpaid earnings from their employers. The Southern District of Indiana is more familiar with these statutory claims than the Southern District of New York. Therefore, this factor weighs in favor of transfer when both parties' claims are evaluated. Even if Klinger's claims are not considered, weight should be given to the fact that the parties to the Employment Agreement reached a meeting of the minds that New York choice of law and choice of forum would not be a term of the Employment Agreement.

8. Plaintiffs' Forum Choice Should Be Given Little Weight Here.

Plaintiffs' choice of forum is typically afforded some deference. In this case, however, the EDC Entities are not proper ERISA plaintiffs in the first instance. The Policy provides that EDC (USA) LLC is the administrator and fiduciary of the Policy. Compl., Ex. 2 to Docket No. 1, ¶ 10.1). As the administrator and fiduciary, EDC (USA) LLC has no standing to sue its former CFO for breach of fiduciary duty under the Policy.

Furthermore, the underlying purpose of ERISA's "substantial deference" venue rule would not be promoted through its application to Plaintiffs' action. ERISA was enacted to protect beneficiaries and permit them (or others on their behalf) to bring suit to enforce their rights under employer plans or policies. 29 U.S.C. § 1001(b). It is in this context that courts have given plaintiffs broad remedies and removed procedural obstacles to bringing suit. *E.g., Tritt v. Automatic Data Processing, Inc. Long Term Disability Plan Administrator*, 2008 U.S. Dist. LEXIS 41208, *6-7 (D. Conn. May 27, 2008). Under the facts alleged in Plaintiffs' complaint, these interests simply are not present. Instead, Plaintiffs, as the employer, administrator, and named fiduciary, are not trying to recover any amount of money for the benefit of beneficiaries, but to recover, from their own employee or agent, for alleged overpayments that have been made to others. Compl., ¶ 36. Such a lawsuit undermines the stated Congressional purpose of ERISA. Permitting the employer to have broad discretion to choose the venue in an action against its own employee does nothing to advance the interests underlying the law.

Although a Plaintiff's choice of forum is to be given deference in ERISA actions, a "weak connection" with the forum District lessens the weight given to this factor. *Cohn v. Metro Life Ins. Co.*, 2007 U.S. Dist. LEXIS 39161, *7-8 (S.D.N.Y. May 31, 2007).

Deference to Plaintiffs can be overcome where, as here, private (*e.g.*, witness availability, convenience, and financial interests) and public (*e.g.*, efficient use of judicial resources) interests weigh in favor of a different forum. *See, e.g. Ret. Plan of the Unite Here Nat'l Ret. Fund v. Vill. Resorts, Inc.*, 2009 U.S. Dist. LEXIS 7691 (S.D.N.Y. 2009) (granting transfer from New York to Illinois when the relevant evidence was in Illinois and the defendant had not availed itself of the New York forum). In this action, there is a weak, tenuous connection between Klinger's actions and the Southern District of New York, and, as outlined above, many private and public interests weigh in favor of transfer. Therefore, EDC's choice of the Southern District of New York should be entitled to little deference in this case.

9. Trial Efficiency and the Interests of Justice Point to Indiana.

Finally, trial efficiency and the interests of justice require transfer to the Southern District of Indiana, so that Plaintiffs' Complaint may be consolidated with Klinger's Complaint. It cannot be disputed that it would be more efficient and economical, for both the parties and their attorneys, if the parties litigate one action rather than two different actions in separate states. Given that Klinger's claims and EDC's claims revolve around the same operative facts and events, consolidation appears to be appropriate.

Klinger finds it revealing that EDC filed this action merely three days after it terminated his employment for cause, and four days after Klinger tendered his Notice of Separation for Good Reason. After being put on written notice of Klinger's potential legal claims under Indiana law, EDC, in an apparent attempt to avoid litigating in Indiana, engaged in a race to the courthouse by filing this action in New York. Klinger's Indiana Wage Claim is subject to an exhaustion of administrative remedies requirement. Klinger

Aff., ¶ 22. In addition, the defamatory communications forming the basis of Klinger's complaint occurred on April 22, 2009, and April 30, 2009. Klinger Aff., ¶ 22. Thus, Klinger had no opportunity to win the "race" to the courthouse.

Courts in the Second Circuit have repeatedly refused to exercise jurisdiction over declaratory actions motivated by a desire to wrest the choice of forum from the real plaintiff. *See, e.g., Factors Etc., Inc. v. Pro Arts, Inc.*, 579 F.2d 215, 219 (2d Cir. 1978) (refusing to transfer case to district where the defendant had filed a declaratory judgment action when the declaratory judgment action was motivated by forum shopping); *Chicago Ins. Co. v. Holzer*, 2000 U.S. Dist. LEXIS 8327, *9 (S.D.N.Y. June 16, 2000) ("Precedence is not afforded to a declaratory judgment action filed specifically to gain the home field advantage over an imminent coercive suit.") (internal quotation marks and citation omitted). "The federal declaratory judgment is not a prize to the winner of a race to the courthouses." *Perez v. Ledesma*, 401 U.S. 82, 119 n.12, (1971) (Brennan, J. dissenting). This is a classic case of a race to the courthouse. The EDCI Entities had been placed on notice that a coercive suit was imminent; Klinger's filing was delayed by exhaustion requirements and subsequent publication of defamatory statements. In this situation, EDC's attempt to gain a procedural advantage and preempt Klinger's choice of venue deserves no deference. *See, e.g., Nat'l Union Fire Ins. Co. v. Int'l Wire Group, Inc.*, 2003 U.S. Dist. LEXIS 9193, *18-19 (S.D.N.Y. June 2, 2003) (citations omitted); *see also, Elbex Video v. Tecton, Ltd.*, 2000 U.S. Dist. LEXIS 16531, *8-9 (S.D.N.Y. Nov. 15, 2000).

If and when the cases are consolidated, the Southern District of Indiana is the correct venue. Proceeding in Indiana would be more efficient and economical because the "pivotal

witnesses and documents relevant to this action are located predominantly in [Indiana]." *Chet Baker Enterprises LLC v. Fantasy, Inc.*, 257 F. Supp. 2d 592, 598 (S.D.N.Y. 2002).

CONCLUSION

For the foregoing reasons, Klinger respectfully requests that the court dismiss this action for lack of personal jurisdiction and/or improper venue, or, in the alternative, transfer it to the United States District Court for the Southern District of Indiana.

Respectfully submitted,

/s/ Mark C. Rifkin

Mark C. Rifkin (MR 0904)
Wolf Haldenstein Adler Freeman & Herz LLP
270 Madison Avenue
New York, NY 10016
Phone: (212) 545-4600
Fax: (212) 545-4653

Kathleen A. DeLaney
DeLaney & DeLaney LLC
3646 Washington Blvd.
Indianapolis, IN 46205

Admitted *Pro Hac Vice*

Attorneys for Michael W. Klinger

CERTIFICATE OF SERVICE

I hereby certify that on the 11th day of May, 2009, a copy of the foregoing was filed electronically. Notice of this filing will be sent to the following parties by operation of the Court's electronic filing system. Parties may access this filing through the Court's system.

John Houston Pope (jhpope@ebglaw.com)
Allen B. Roberts (aroberts@ebglaw.com)
Raymond T. Mak (rmak@ebglaw.com)
Epstein Becker & Green, P.C.
250 Park Avenue
New York, NY 10177-1211

/s/ Mark C. Rifkin
Mark C. Rifkin

UNITED STATES DISTRICT COURT
SOUTHERN DISTRICT OF NEW YORK

EDCI HOLDINGS, INC., ENTERTAINMENT DISTRIBUTION COMPANY, LLC, and ENTERTAINMENT DISTRIBUTION COMPANY (USA) LLC, Plaintiffs, -against- MICHAEL W. KLINGER, Defendant.	Case No. 09 Civ. 3880 (BSJ)

Affidavit of Michael W. Klinger

I, Michael W. Klinger, being first duly sworn upon my oath and under penalties of perjury, do hereby make the following statements based upon my own personal knowledge:

1. My name is Michael W. Klinger and I am the above named individual.

2. I am an adult of sound mind, and all of the statements in this Affidavit are of my own personal knowledge.

3. From September 2008 to April 14, 2009, I was the Chief Financial Officer and Treasurer (CFO) of Entertainment Distribution Company, Inc. ("EDCI") and its related parents, subsidiaries, and affiliates.

4. EDCI is owned entirely by EDCI Holdings, Inc. EDCI Holdings is a publicly traded, multinational company with operations and subsidiary companies in the United States, the United Kingdom, and Germany. EDCI and its parents, subsidiaries, and affiliates employ more than 500 employees worldwide. EDCI has equity holdings in excess of $50 Million.

5. The officers and directors of EDCI and its affiliates live and work all over the United States. While quarterly meetings are in person, EDCI's Board of Directors holds Board meetings through conference calls so that the directors may participate from locations for example California, Georgia, Kansas, Massachusetts, and North Carolina. EDCI's current CEO, Robert L. Chapman, Jr., lives and works in California.

6. I am a citizen and resident of the state of Indiana and I live in Cicero, Indiana. My office at EDCI was located at its Fishers Distribution Center in Fishers, Indiana. I worked for EDCI and its predecessor companies at offices in Fishers, Indiana for approximately twenty years.

7. The Fishers Distribution Center handles most of EDCI's accounting and administrative functions. It is the location of the accounting records, audit reports, payroll reports, and personnel files. Payroll is processed through the Fishers Distribution Center, and checks are written out of company assets from this office with the Fishers Distribution Center address. The Fishers Distribution Center also houses my email communications, telephone records, and work product materials, such as board presentation preparation materials.

8. When I began my role as CFO, EDCI was in negotiation with Sony for an Asset Purchase Agreement that was eventually executed at the end of October of 2008.

9. Prior to the closing of the Sony transaction, a new Severance Pay Policy was enacted by EDC (USA) LLC. To my knowledge, no Summary Plan Description was drafted or distributed with this Severance Pay Policy. This Policy was the product of multiple discussions between officers of EDCI, EDC (USA) LLC, legal counsel and myself. Michael Boldt, Esq. of Ice Miller, LLP was retained to assist in formulating and

drafting the Policy. Ice Miller is a law firm located in Indianapolis, IN. The drafting and developing of the Policy occurred in Indiana at either the Fishers Distribution Center, or Ice Miller's Indianapolis law offices.

10. As part of the Sony transaction, EDC LLC agreed that it would shut down operations at its facility in Kings Mountain, North Carolina, and employees would be terminated from this location and others. Before and after the transaction closed, I worked closely with Tom Costabile, former President of EDC LLC, and Richard Friedman, Vice President of Audit and Compliance of EDCI, to identify employees who would be entitled to severance, calculate the amount of severance, and communicate with the Boards of Directors of both EDCI and EDC LLC regarding this element of the transaction costs. Friedman, who assumed Human Resources responsibility in January 2009, worked from Georgia. My communications with Costabile, Friedman, and other officers, directors, and employees consisted of communications by telephone and email. My communications were, with very few exceptions, initiated from Indiana. The recipients and participants in such communications were located all over the United States.

11. My individual work in calculating the severance payments took place of the span of several months in Indiana. I had multiple meetings with Costabile and others in person in Indiana where we worked out payments for individual employees.

12. On or about December 15, 2008, Costabile notified me and Friedman via email that nine employees would receive lump sum payments, in excess of 10 weeks worth of base salary, in the form of retention bonus payments. Within 10 days of this date, Costabile approved retention bonus payments for three additional employees.

Friedman agreed to draft letters to the affected employees notifying them of the decision, and submit them to me for my signature.

13. On or about January 9, 2009, Friedman drafted the letters to the employees. Friedman drafted these letters from either Atlanta or North Carolina.

14. On or about January 9, 2009, Friedman sent the letters to me via email. I received them at my home office in Cicero, IN. I printed them, signed them, and sent the signed copies back to Friedman in North Carolina.

15. Friedman and Clarke Bailey, EDCI Chairman of the Board, hand-delivered the letters I had signed to employees where they worked in Kings Mountain, North Carolina.

16. I do not own real or personal property located in the State of New York.

17. At no time did I solicit business or conduct business in New York, other than via my employment with EDCI or its predecessors.

18. At no time did I enter the state of New York relating to the adoption of the Severance Pay Policy or the determination or calculation of any severance or retention bonus payments in accordance with the Severance Pay Policy's guidelines. I neither expected nor encouraged contacts with the State of New York in connection with my work on the matters referenced herein.

19. At no time did I maintain any bank accounts within the State of New York.

20. After terminating my employment, the EDC Entities have wrongfully withheld payments due to me for accrued, unused vacation, bonuses, salary, business

expense reimbursement, and severance pay. These payments are provided for by company policy and/or the Employment Agreement.

21. After the termination of my employment, I was required to exhaust administrative remedies under the Indiana Wage Payment Statute prior to filing a lawsuit to recover unpaid compensation from my former employer.

22. Following exhaustion of administrative remedies, I filed a complaint against EDCI Holdings, Inc., EDCI, EDC LLC, EDC (USA) LLC, and Robert L. Chapman, Jr. in the United States District Court for the Southern District of Indiana, Case No. 1:09-cv-00579-WTL-DML. This complaint has counts for breach of contract, defamation, recovery under the Indiana Wage Payment Act, and recovery under the Indiana Wage Claims Act. A copy of this Complaint is attached hereto as Exhibit 1-A. The defamation claims relate to Form 8-K filings made by EDC with the Securities and Exchange Commission on April 22, 2009, and April 30, 2009.

23. I have filed a Charge with the Equal Employment Opportunity Commission against EDCI Holdings, EDCI, EDC LLC, and EDC (USA) LLC relating to their termination of my employment. This Charge has been filed with the Indianapolis District Office, in accordance statutory and regulatory procedures relating to the Age Discrimination in Employment Act. A copy of my Charge of Discrimination is attached hereto as Exhibit 1-B.

24. I have identified 58 witnesses, including 13 party witnesses and 45 nonparty witnesses, with personal knowledge of facts relevant to this matter, each of whom has contacts in the Southern District of Indiana. Their names and locations are as follows:

a. Nannette Anderson, Fishers, Indiana;

b. Kyle Blue; Fishers, Indiana;

c. Ashley Burris; Fishers, Indiana;

d. Ann Gaffney; Fishers, Indiana;

e. Brianne Hurt; Fishers, Indiana;

f. Kristine Impink; Fishers, Indiana;

g. Jennifer Lohman; Fishers, Indiana;

h. Mike Nixon; Fishers, Indiana;

i. Julie Seymore; Fishers, Indiana;

j. Cindy Short; Fishers, Indiana;

k. Erinne Sikich; Fishers, Indiana;

l. Terry Wilson; Fishers, Indiana;

m. David Bigsby; Fishers or Indianapolis, Indiana;

n. Cliff Brannon; Terre Haute, Indiana;

o. Rick Champney; Fishers or Indianapolis, Indiana;

p. Cindy Christle-Crump; Fishers or Indianapolis, Indiana;

q. Chris Coston; Fishers or Indianapolis, Indiana;

r. Denise Cox; Fishers or Indianapolis, Indiana;

s. John Daniels; Fishers or Indianapolis, Indiana;

t. Tim Donahue; Fishers or Indianapolis, Indiana;

u. Bob Hecht; Fishers or Indianapolis, Indiana;

v. Andy Hinton; Fishers or Indianapolis, Indiana;

w. Bob Kinder; Fishers or Indianapolis, Indiana;

x. Kim Middleton; Fishers or Indianapolis, Indiana;

y. Lisa Morris; Fishers or Indianapolis, Indiana;

z. Lori Sylvester; Fishers or Indianapolis, Indiana;

aa. Matt Thomas; Fishers or Indianapolis, Indiana;

bb. Henry Tippmann; Fishers or Indianapolis, Indiana;

cc. Drew Wallace; Fishers or Indianapolis, Indiana;

dd. John Watson; Fishers or Indianapolis, Indiana;

ee. Sharon Weselowski; Fishers or Indianapolis, Indiana;

ff. Cedric Wilkerson; Fishers or Indianapolis, Indiana;

gg. Vicki Bass; Fishers or Indianapolis, Indiana;

hh. Lori McConnell; Fishers or Indianapolis, Indiana;

ii. Tom Tolbert; Fishers or Indianapolis, Indiana;

jj. Rodney Jones; Fishers or Indianapolis, Indiana;

kk. Wes Bagnell; Fishers or Indianapolis, Indiana;

ll. Michael Boldt; Indianapolis, Indiana;

mm. Michael Tooley; Indianapolis, Indiana;

nn. Jeremy Woods; Indianapolis, Indiana;

oo. Diane Ratts; Fishers or Indianapolis, Indiana;

pp. Keith Moenter; Fishers or Indianapolis, Indiana;

qq. Jim Bagnell; Terre Haute, Indiana;

rr. Gabriel Du Toit; Terre Haute, Indiana;

ss. Michael Frey; Terre Haute, Indiana;

tt. Peter Scifres; Terre Haute, Indiana;

uu. Dave Stevens; Terre Haute, Indiana;

vv. John Towers; Terre Haute, Indiana;

ww. Patrick Van Blaricom; Terre Haute, Indiana;

xx. Kimberly Basch; Indianapolis, Indiana;

yy. Melody Blanchford; Indianapolis, Indiana;

zz. Derrick Burks; Indianapolis, Indiana;

aaa. Stacy Deitsch; Indianapolis, Indiana;

bbb. Tim Fisher; Indianapolis, Indiana;

ccc. Mark Gargula; Indianapolis, Indiana;

ddd. Tammy Marquis; Indianapolis, Indiana;

eee. Nicole Golden; Fishers or Indianapolis, Indiana; and

fff. Elaine Breen; Cicero, Indiana.

25. By contrast, I have only identified 10 witnesses (both party and nonparty) located in New York. At a maximum, there are 8 nonparty witnesses located within 100 miles of New York City. There are many other potential witnesses in this case who are located elsewhere in the United States or Europe, including Richard Friedman and Robert Chapman.

26. On or about October 3, 2008, I reached an Employment Agreement with EDCI, memorializing certain terms and conditions of my employment as CFO. I negotiated the written Employment Agreement by telephone from Indiana. As part of the negotiation of this contract and a prior retention letter with EDCI, EDCI removed a New York choice of venue provision from an earlier draft. This New York venue provision was removed from an earlier draft Employment Agreement at my request.

27. I signed and initialed each page of the Employment Agreement in Indiana. Exhibit A to Exhibit 1-A.

28. As of the time of signing this Affidavit, I remain unemployed.

Further affiant sayeth not.

I AFFIRM UNDER THE PENALTIES FOR PERJURY THAT THE FOREGOING REPRESENTATIONS ARE TRUE AND ACCURATE TO THE BEST OF MY RECOLLECTION AND BELIEF.

Date: 5/8/09

Michael W. Klinger

STATE OF INDIANA)
) SS:
COUNTY OF ~~MONROE~~ Marion)

Subscribed and sworn to before me, a Notary Public in and for said County and State, this __th day of May, 2009.

Signature

Carolyn Small Grant.
Printed: Notary Public

expires:
Jan. 8, 2017